EXHIBIT 99.1
News Release

Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE
July 24, 2009

Ashland Inc. reports preliminary operating income of $152 million for fiscal third quarter, generates $355 million of cash flows from operating activities

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced preliminary(1) results for the quarter ended June 30, 2009, the third quarter of its 2009 fiscal year. On Nov. 13, 2008, Ashland completed the acquisition of Hercules Incorporated, which significantly impacted Ashland’s reported results. Ashland’s results for the June 2009 quarter were as follows: sales and operating revenues of $2,037 million; operating income of $152 million; and net income of $50 million, or 66 cents per share. Income from continuing operations amounted to $51 million after taxes, or 68 cents per share, in the June 2009 quarter. Unadjusted earnings before interest, taxes, depreciation and amortization(2) were $240 million, and cash flows from operating activities were $355 million.

Key items affecting the June 2009 quarter were as follows:
·	severance and accelerated depreciation charges of $16 million pretax [14 cents earnings per share (EPS) impact], primarily related to cost-reduction programs;
·
a noncash charge of $10 million pretax (9 cents EPS impact) from accelerated debt-issuance-cost amortization related to the retirement of Ashland's bridge loan, affecting Ashland's interest expense; and

·	an unfavorable $8 million tax judgment in a foreign jurisdiction (10 cents EPS impact).

Earnings in the June 2009 quarter also were significantly affected by an unfavorable adjustment to income tax expense related to a projected shift to more U.S.-sourced earnings for the year.  The combination of the aforementioned foreign tax judgment and earnings shift resulted in a 44-percent effective tax rate for the June 2009 quarter.  The effective tax rate for the June quarter reflects an adjustment to achieve an annualized effective tax rate of 27 percent excluding discrete items.  (Refer to Table 5 of the accompanying financial statements for details of key items affecting operating income.)

Adjusted Pro Forma Results(3)
Ashland believes the use of adjusted pro forma results enhances understanding of its current and future performance by providing more comparable results period to period. Thus, adjusting for the impact of key items in both the current and prior year and including Hercules’ results as if the acquisition had been completed on Oct. 1, 2007, Ashland’s results for the June 2009 quarter versus the June 2008 quarter would have been as follows:

·	pro forma sales and operating revenue declined 28 percent from $2,814 million to $2,037 million;
·	adjusted pro forma operating income increased 11 percent from $151 million to $168 million; and
·	adjusted pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) increased 9 percent from $227 million to $248 million.

Performance Summary
Commenting on Ashland’s adjusted pro forma third-quarter results, Chairman and Chief Executive Officer James J. O’Brien said, “Our performance during the June 2009 quarter continued to demonstrate our ability to generate cash during a difficult demand environment. We increased overall EBITDA by 9 percent versus the prior-year quarter, in spite of volume declines in all of our businesses except Ashland Consumer Markets (Valvoline), which saw an uptick. The EBITDA improvement was achieved both through strong gross-profit performance and reduced selling, general and administrative expenses. Our results benefited from all-time-record quarterly EBITDA from Consumer Markets and reduced overall expenses of $87 million in the quarter, both from integration and other cost-reduction initiatives.”
O’Brien continued, “Our annualized run-rate cost savings now stand at $287 million through the June 2009 quarter, exceeding our previously announced $265 million fiscal 2009 target by $22 million, which was achieved three months sooner than we had announced.
“We made considerable progress in the June quarter towards our goals of generating cash and reducing debt. We generated $355 million of cash flows from operating activities and reduced gross debt by $269 million. This reduced our total debt to less than $2 billion.  In addition, we issued $650 million of 9 1/8% Senior Notes and used the proceeds, along with available liquidity, to retire our $750 million bridge loan. Also during the quarter, we signed a definitive agreement to sell our Drew Marine business. We expect net aftertax proceeds of approximately $105 million from the transaction, which is anticipated to close before the end of the fiscal year.  We expect to use the proceeds from this divestiture to further reduce our debt.”

Business Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are presented on an adjusted pro forma basis as described under the heading “Adjusted Pro Forma Results” and reconciled to GAAP in footnote 3 of this news release.
Ashland Aqualon Functional Ingredients recorded sales and operating revenue of $233 million in the June 2009 quarter, a 23-percent decline versus the year-ago quarter, and metric tons sold declined 27 percent. These results continue to reflect the worldwide decline in the construction market. Overall volume declines ranged from 11 percent in Asia Pacific to 36 percent in North America. Gross profit as a percent of sales was 27.6 percent, 210 basis points below the June 2008 quarter. The decision to reduce inventory by manufacturing at below-replacement levels negatively impacted gross profit by $7 million, or 3 percent of sales. However, this decision enabled Functional Ingredients to generate $23 million of cash from the reduced inventories. In total, Functional Ingredients’ EBITDA in the June 2009 quarter declined 26 percent versus the prior June quarter, to $50 million, and represented 21.5 percent of sales. Both the $50 million of EBITDA and 21.5 percent of sales are slight improvements over the March quarter.
Ashland Hercules Water Technologies’ sales and operating revenue declined 21 percent to $436 million for the June 2009 quarter as compared with the same year-ago quarter, primarily driven by a 17-percent volume decline. At 34.7 percent, gross profit as a percent of sales improved by 200 basis points over the June 2008 quarter. Selling, general and administrative (SG&A) expenses declined by $32 million, or 21 percent. EBITDA of $56 million was slightly ahead of the prior-year quarter and represented 12.8 percent of sales, a 290-basis-point improvement. Sequentially, EBITDA increased 47 percent over the March quarter results, while EBITDA as a percent of sales improved by 400 basis points.
Ashland Performance Materials’ sales and operating revenue of $256 million declined 40 percent versus the same prior-year quarter, and volume per day declined 22 percent. Both revenue and volume comparisons were affected by the acquisition of a line of business from Air Products in 2008. Excluding this effect, revenue and volume decreased 46 percent and 36 percent, respectively, due to continued significant weakness in demand in all key geographies in both the transportation and construction markets. These volume reductions reflect slight sequential improvement. This was generally consistent with the overall composites and castings markets. Disciplined price management and savings from idled plant capacity drove a 280-basis-point improvement in gross profit percentage versus the June 2008 quarter. A 23-percent reduction in SG&A expenses reflects the benefits of actions taken in this and prior quarters to reduce costs. Despite these improvements, EBITDA declined 33 percent to $20 million in the June 2009 quarter versus the prior-year June quarter, but improved 70 basis points to 7.8 percent of sales.
Ashland Consumer Markets’ sales and operating revenue was $441 million, a 3-percent increase over the June 2008 quarter. Lubricant volume increased by 4 percent, primarily due to increases in volumes sold through the Do-It-Yourself market channel. Same-store sales at Valvoline Instant Oil Change increased 6 percent versus the prior year. Gross profit improved to 37.5 percent of sales in the June 2009 quarter, driven by a combination of pricing actions that began in 2008, lower raw materials costs in the quarter, cost-savings initiatives and a continued shift in mix toward sales of premium brands. SG&A expenses declined 5 percent, further contributing to Consumer Markets' record quarterly performance. As a result, Consumer Markets’ quarterly EBITDA nearly tripled versus the prior June quarter to $103 million. For the June 2009 quarter, EBITDA represented 23.4 percent of sales as compared with 8.2 percent in the prior-year quarter.
Ashland Distribution’s sales and operating revenue for the June 2009 quarter declined 39 percent to $698 million. Volume decreased 26 percent versus the prior-year quarter, generally in line with the year-over-year trends in the March quarter. Gross profit as a percent of sales improved to 10.1 percent versus 7.8 percent in the June 2008 quarter. SG&A expenses were 4 percent below the prior-year quarter. Margin improvements and SG&A expense reductions were not enough to offset the impact of volume reductions. As a result, EBITDA of $13 million for the June 2009 quarter represented a decline of 50 percent as compared with the prior-year quarter and was 1.9 percent of sales.
For the June 2009 quarter, EBITDA of $6 million was recorded for Unallocated and Other, as compared with $13 million of EBITDA in the same prior-year quarter.

Outlook
Commenting on Ashland’s outlook, O’Brien said, “Our short-term focus continues to be on generating cash and paying down debt. It appears that demand could remain flat for the foreseeable future due to global macroeconomic dynamics.  We will continue to manage our pricing, reduce our costs, and apply the cash we generate to reduce debt from our current 2.4 times debt-to-EBITDA level to our targeted ratio of 2.0 times.  We continue to resize our businesses to match current economic conditions and to create a leverageable cost structure that will support increased profitability and growth when the economy improves.”

Conference Call Webcast
Today at 9 a.m. (EDT), Ashland will provide a live webcast of its third-quarter conference call with securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at http://investor.ashland.com.
Ashland Inc. (NYSE: ASH) provides specialty chemical products, services and solutions for many of the world’s most essential needs and industries. Serving customers in more than 100 countries, it operates through five commercial units: Ashland Aqualon Functional Ingredients, Ashland Hercules Water Technologies, Ashland Performance Materials, Ashland Consumer Markets (Valvoline) and Ashland Distribution. To learn more about Ashland, visit www.ashland.com.

- 0 -

(1) Preliminary Results
Financial results are preliminary until Ashland’s quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

(2) Regulation G – Unadjusted EBITDA
The information presented in this news release regarding unadjusted earnings before interest, taxes, depreciation, and amortization (unadjusted EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the table provided below.

(in millions)	Q3 2009	Q3 2008
Operating income	$152	$87
Add:
Depreciation and amortization	88	34
Unadjusted EBITDA	$240	$121

(3) Regulation G – Adjusted Pro Forma Results
The information presented in this news release regarding adjusted pro forma results does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables provided below.

The unaudited adjusted pro forma results are presented for informational purposes only and do not reflect future events that may occur or any operating efficiencies or inefficiencies that may result from the acquisition of Hercules Incorporated. Certain significant and identifiable cost allocation, reporting and accounting policy differences have been reflected in these adjusted pro forma results. However, these adjusted pro forma results do not purport to identify all these differences. Therefore, the unaudited adjusted pro forma results are not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that Ashland will experience in the future. In addition, the preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions can be significantly different depending on changes to conform to Ashland policy.

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND AQUALON FUNCTIONAL INGREDIENTS Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$233		$233
Cost of sales and operating expenses	169		169
Gross profit as a percent of sales	27.6%		27.6%
Selling, general and administrative expenses	39		39
Equity and other income	(1)		(1)
Operating income	24		24
Operating income as a percent of sales	10.3%		10.3%
Depreciation and amortization	26		26
Earnings before interest, taxes, depreciation and amortization	$50		$50
EBITDA as a percent of sales	21.5%		21.5%

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND HERCULES WATER TECHNOLOGIES Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$436		$436
Cost of sales and operating expenses	285		285
Gross profit as a percent of sales	34.7%		34.7%
Selling, general and administrative expenses	120		120
Equity and other income	-		-
Operating income	31		31
Operating income as a percent of sales	7.1%		7.1%
Depreciation and amortization	25		25
Earnings before interest, taxes, depreciation and amortization	$56		$56
EBITDA as a percent of sales	12.8%		12.8%

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND PERFORMANCE MATERIALS Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$256		$256
Cost of sales and operating expenses	213	$(9)	204
Gross profit as a percent of sales	16.9%		20.3%
Selling, general and administrative expenses	48	(1)	47
Equity and other income	-	3	3
Operating income	(5)	13	8
Operating income as a percent of sales	-2.0%		3.1%
Depreciation and amortization	20	(8)	12
Earnings before interest, taxes, depreciation and amortization	$15	$5	$20
EBITDA as a percent of sales	5.9%		7.8%

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND CONSUMER MARKETS (Valvoline) Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$441		$441
Cost of sales and operating expenses	275		275
Gross profit as a percent of sales	37.5%		37.5%
Selling, general and administrative expenses	76		76
Equity and other income	5		5
Operating income	95		95
Operating income as a percent of sales	21.5%		21.5%
Depreciation and amortization	8		8
Earnings before interest, taxes, depreciation and amortization	$103		$103
EBITDA as a percent of sales	23.4%		23.4%

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND DISTRIBUTION Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$698		$698
Cost of sales and operating expenses	627		627
Gross profit as a percent of sales	10.1%		10.1%
Selling, general and administrative expenses	69	$(3)	66
Equity and other income	1		1
Operating income	3	3	6
Operating income as a percent of sales	0.4%		0.9%
Depreciation and amortization	7		7
Earnings before interest, taxes, depreciation and amortization	$10	$3	$13
EBITDA as a percent of sales	1.4%		1.9%

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary INTERSEGMENT SALES/ UNALLOCATED AND OTHER Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$(27)		$(27)
Cost of sales and operating expenses	(25)		(25)
Selling, general and administrative expenses	1		1
Equity and other income	7		7
Operating income	4		4
Depreciation and amortization	2		2
Earnings before interest, taxes, depreciation and amortization	$6		$6

RECONCILIATION OF 2009 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND INC. Three Months Ended June 30, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$2,037		$2,037
Cost of sales and operating expenses	1,544	$(9)	1,535
Gross profit as a percent of sales	24.2%		24.6%
Selling, general and administrative expenses	353	(4)	349
Equity and other income	12	3	15
Operating income	152	16	168
Operating income as a percent of sales	7.5%		8.2%
Depreciation and amortization	88	(8)	80
Earnings before interest, taxes, depreciation and amortization	$240	$8	$248
EBITDA as a percent of sales	11.8%		12.2%

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND AQUALON FUNCTIONAL INGREDIENTS Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$-	$303			$303
Cost of sales and operating expenses		205	$8		213
Gross profit as a percent of sales		32.3%			29.7%
Selling, general and administrative expenses		41	4	$2	47
Equity and other income		-		(1)	(1)
Operating income		57	(12)	(3)	42
Operating income as a percent of sales		18.8%			13.9%
Depreciation and amortization		13	12	1	26
Earnings before interest, taxes, depreciation and amortization	$-	$70	$-	$(2)	$68
EBITDA as a percent of sales		23.1%			22.4%

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND HERCULES WATER TECHNOLOGIES Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$244	$310			$554
Cost of sales and operating expenses	153	215	$5		373
Gross profit as a percent of sales	37.2%	30.6%			32.7%
Selling, general and administrative expenses	80	68	2	$2	152
Equity and other income	1	-		1	2
Operating income	12	27	(7)	(1)	31
Operating income as a percent of sales	4.9%	8.7%			5.6%
Depreciation and amortization	6	10	7	1	24
Earnings before interest, taxes, depreciation and amortization	$18	$37	$-	$-	$55
EBITDA as a percent of sales	7.4%	11.9%			9.9%

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND PERFORMANCE MATERIALS Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$425				$425
Cost of sales and operating expenses	350				350
Gross profit as a percent of sales	17.5%				17.5%
Selling, general and administrative expenses	61				61
Equity and other income	5				5
Operating income	19				19
Operating income as a percent of sales	4.5%				4.5%
Depreciation and amortization	10			$1	11
Earnings before interest, taxes, depreciation and amortization	$29			$1	$30
EBITDA as a percent of sales	6.8%				7.1%

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND CONSUMER MARKETS (Valvoline) Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$428				$428
Cost of sales and operating expenses	325				325
Gross profit as a percent of sales	23.9%				23.9%
Selling, general and administrative expenses	80				80
Equity and other income	3				3
Operating income	26				26
Operating income as a percent of sales	6.1%				6.1%
Depreciation and amortization	8			$1	9
Earnings before interest, taxes, depreciation and amortization	$34			$1	$35
EBITDA as a percent of sales	7.9%				8.2%

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND DISTRIBUTION Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$1,151				$1,151
Cost of sales and operating expenses	1,063				1,063
Gross profit as a percent of sales	7.8%				7.8%
Selling, general and administrative expenses	69				69
Equity and other income	1				1
Operating income	20				20
Operating income as a percent of sales	1.7%				1.7%
Depreciation and amortization	6				6
Earnings before interest, taxes, depreciation and amortization	$26				$26
EBITDA as a percent of sales	2.3%				2.3%

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary INTERSEGMENT SALES/ UNALLOCATED AND OTHER Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$(47)				$(47)
Cost of sales and operating expenses	(47)				(47)
Selling, general and administrative expenses	(7)	$-		$(4)	(11)
Equity and other income	3	(1)		-	2
Operating income	10	(1)		4	13
Depreciation and amortization	4	-		(4)	-
Earnings before interest, taxes, depreciation and amortization	$14	$(1)		$-	$13

RECONCILIATION OF 2008 FISCAL THIRD QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND INC. Three Months Ended June 30, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$2,201	$613			$2,814
Cost of sales and operating expenses	1,844	420	$13		2,277
Gross profit as a percent of sales	16.2%	31.5%			19.1%
Selling, general and administrative expenses	283	109	6	$-	398
Equity and other income	13	(1)		-	12
Operating income	87	83	(19)	-	151
Operating income as a percent of sales	4.0%	13.5%			5.4%
Depreciation and amortization	34	23	19	-	76
Earnings before interest, taxes, depreciation and amortization	$121	$106	$-	$-	$227
EBITDA as a percent of sales	5.5%	17.3%			8.1%

(a)	Certain nonrecurring, noncash or key items have been removed.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon a number of assumptions, including those mentioned within this news release. Performance estimates are also based upon internal forecasts and analyses of current and future market conditions and trends; management plans and strategies; operating efficiencies and economic conditions, such as prices, supply and demand, and cost of raw materials; legal proceedings and claims (including environmental and asbestos matters); and weather. These risks and uncertainties may cause actual operating results to differ materially from those stated, projected or implied. Other risks and uncertainties include the possibility that the benefits anticipated from Ashland's acquisition of Hercules will not be fully realized; Ashland's substantial indebtedness may impair its financial condition; the restrictive covenants under the debt instruments may hinder the successful operation of Ashland’s business; future cash flow may be insufficient to repay the debt; and other risks that are described in filings made by Ashland with the Securities and Exchange Commission (the “SEC”). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors, uncertainties and risks affecting Ashland are contained in Ashland's periodic filings made with the SEC, including its Form 10-K for the fiscal year ended Sept. 30, 2008, and Form 10-Q for the quarters ended Dec. 31, 2008, and March 31, 2009, which are available on Ashland’s Investor Relations website at http://investor.ashland.com or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

Ashland Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
	Three months ended		Nine months ended
	June 30		June 30
	2009	2008	2009	2008

SALES AND OPERATING REVENUES	$2,037	$2,201	$5,993	$6,166

COSTS AND EXPENSES
Cost of sales and operating expenses (a)	1,544	1,844	4,716	5,158
Selling, general and administrative expenses (a) (b)	353	283	1,049	856
	1,897	2,127	5,765	6,014
EQUITY AND OTHER INCOME	12	13	29	33

OPERATING INCOME	152	87	257	185
Gain on the MAP Transaction (c)	1	1	2	23
Net interest and other financing (expense) income	(62)	5	(144)	26
Other expenses (d)	-	-	(86)	-
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	91	93	29	234
Income tax expense	40	27	49	58
INCOME (LOSS) FROM CONTINUING OPERATIONS	51	66	(20)	176
Income (loss) from discontinued operations (net of income taxes)	(1)	6	(2)	1
NET INCOME (LOSS)	$50	$72	$(22)	$177

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$.68	$1.03	$(.27)	$2.77
Income (loss) from discontinued operations	(.02)	.10	(.03)	.01
Net income (loss)	$.66	$1.13	$(.30)	$2.78

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	75	64	72	63

SALES AND OPERATING REVENUES
Functional Ingredients	$233	$-	$575	$-
Water Technologies	436	244	1,187	667
Performance Materials	256	425	839	1,194
Consumer Markets	441	428	1,236	1,209
Distribution	698	1,151	2,249	3,223
Intersegment sales	(27)	(47)	(93)	(127)
	$2,037	$2,201	$5,993	$6,166
OPERATING INCOME (LOSS)
Functional Ingredients	$24	$-	$13	$-
Water Technologies	31	12	38	16
Performance Materials	(5)	19	6	50
Consumer Markets	95	26	180	70
Distribution	3	20	44	39
Unallocated and other	4	10	(24)	10
	$152	$87	$257	$185

(a)
The three and nine months ended June 30, 2009 include $9 million and $13 million, respectively, within the cost of sales and operating expenses caption and $4 million and $39 million, respectively, within the selling, general and administrative expenses caption for restructuring charges related to the ongoing integration and reorganization from the Hercules acquisition and other cost reduction programs.

(b)
The nine months ended June 30, 2009 includes a $10 million charge related to the original valuation of the ongoing research and development projects at Hercules Incorporated (Hercules) as of the merger date.  In accordance with applicable GAAP and SEC accounting regulations, these purchased in-process research and development costs should be expensed as recognized.  In addition, a charge of $37 million for the nine months ended June 30, 2009 was recorded for a one-time fair value assessment of Hercules inventory as of the date of the transaction.

(c)
"MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation.  The income for the nine months ended June 30, 2008 is primarily due to a $23 million gain associated with a tax settlement agreement entered into with Marathon Oil Corporation, relating to four specific tax areas, that supplement the original Tax Matters Agreement from the initial MAP Transaction.  The gain (loss) in the remaining periods presented reflects adjustments in the recorded receivable for future estimated tax deductions related primarily to environmental and other postretirement reserves.

(d)	The nine months ended June 30, 2009 includes a $54 million loss on currency swaps related to the Hercules acquisition and a $32 million realized loss on auction rate securities, of which $7 million relates to securities sold.

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	June 30
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$256	$853
Accounts receivable	1,420	1,520
Inventories	546	521
Deferred income taxes	95	74
Other current assets	64	79
Current assets held for sale	45	46
	2,426	3,093

Investments and other noncurrent assets
Auction rate securities	188	267
Goodwill	2,150	291
Intangibles	1,178	114
Asbestos insurance receivable (noncurrent portion)	464	438
Deferred income taxes	-	131
Other noncurrent assets	565	397
Noncurrent assets held for sale	41	49
	4,586	1,687

Property, plant and equipment
Cost	3,492	2,243
Accumulated depreciation and amortization	(1,339)	(1,179)
	2,153	1,064

	$9,165	$5,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$44	$-
Current portion of long-term debt	71	20
Trade payables	790	910
Accrued expenses and other liabilities	455	264
Current liabilities held for sale	10	10
	1,370	1,204

Noncurrent liabilities
Long-term debt (noncurrent portion)	1,878	45
Employee benefit obligations	657	262
Asbestos litigation reserve (noncurrent portion)	828	530
Deferred income taxes	147	-
Other noncurrent liabilities	578	445
	4,088	1,282

Stockholders’ equity	3,707	3,358

	$9,165	$5,844

Ashland Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Nine months ended
	June 30
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net (loss) income	$(22)	$177
Loss (income) from discontinued operations (net of income taxes)	2	(1)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	244	105
Debt issuance cost amortization	35	-
Purchased in-process research and development amortization	10	-
Deferred income taxes	33	20
Equity income from affiliates	(9)	(17)
Distributions from equity affiliates	13	7
Gain from the sale of property and equipment	-	(2)
Stock based compensation expenses	6	8
Stock contributions to qualified savings plans	8	-
Gain on the MAP Transaction	(2)	(23)
Inventory fair value adjustment	37	-
Loss on currency swaps related to Hercules acquisition	54	-
Loss on auction rate securities	32	-
Change in operating assets and liabilities (a)	208	55
	649	329
CASH FLOWS USED BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(107)	(118)
Proceeds from the disposal of property, plant and equipment	5	10
Purchase of operations - net of cash acquired	(2,080)	(128)
Proceeds from sale of operations	7	35
Settlement of currency swaps related to Hercules acquisition	(95)	-
Purchases of available-for-sale securities	-	(435)
Proceeds from sales and maturities of available-for-sale securities	55	314
	(2,215)	(322)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	2,628	-
Repayment of long-term debt	(1,489)	(4)
Proceeds from/repayments of issuance of short-term debt	3	-
Debt issuance costs	(161)	-
Premium on long-term debt repayment	(13)	-
Cash dividends paid	(17)	(52)
Proceeds from the exercise of stock options	2	3
Excess tax benefits related to share-based payments	-	1
	953	(52)
CASH USED BY CONTINUING OPERATIONS	(613)	(45)
Cash provided (used) by discontinued operations
Operating cash flows	(1)	(2)
Effect of currency exchange rate changes on cash and cash equivalents	(16)	3
DECREASE IN CASH AND CASH EQUIVALENTS	(630)	(44)
Cash and cash equivalents - beginning of year	886	897
CASH AND CASH EQUIVALENTS - END OF PERIOD	$256	$853

DEPRECIATION AND AMORTIZATION
Functional Ingredients	$77	$-
Water Technologies	66	19
Performance Materials	48	29
Consumer Markets	26	24
Distribution	21	18
Unallocated and other	6	15
	$244	$105
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Functional Ingredients	$42	$-
Water Technologies	13	11
Performance Materials	16	33
Consumer Markets	19	20
Distribution	2	20
Unallocated and other	15	34
	$107	$118

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
	Three months ended		Nine months ended
	June 30		June 30
	2009	2008	2009	2008
FUNCTIONAL INGREDIENTS (a) (b)
Sales per shipping day	$3.7	$-	$3.7	$-
Metric tons sold	41.2	-	112.0	-
Gross profit as a percent of sales	27.6%	-	23.1%	-
WATER TECHNOLOGIES (a) (b)
Sales per shipping day	$6.9	$3.8	$6.3	$3.5
Gross profit as a percent of sales	34.7%	37.2%	32.8%	37.9%
PERFORMANCE MATERIALS (a)
Sales per shipping day	$4.1	$6.6	$4.5	$6.3
Pounds sold per shipping day	3.8	4.9	3.9	4.7
Gross profit as a percent of sales	16.9%	17.5%	17.3%	17.9%
CONSUMER MARKETS (a)
Lubricant sales (gallons)	45.7	43.8	116.4	125.7
Premium lubricants (percent of U.S. branded volumes)	29.0%	24.9%	28.5%	24.6%
Gross profit as a percent of sales	37.5%	23.9%	30.8%	24.4%
DISTRIBUTION (a)
Sales per shipping day	$11.1	$18.0	$12.0	$17.1
Pounds sold per shipping day	14.1	19.0	14.6	18.9
Gross profit as a percent of sales (c)	10.1%	7.8%	10.4%	7.6%

(a)	Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b)	Industry segment results from November 14, 2008 forward include operations acquired from Hercules Incorporated.
(c)
Distribution's gross profit as a percentage of sales for the three months ended June 30, 2009 and 2008 include a LIFO quantity credit of $3 million and $1 million, respectively, and $14 million and $5 million for the nine months ended June 30, 2009 and 2008, respectively.

Ashland Inc. and Consolidated Subsidiaries							Table 5
COMPONENTS OF OPERATING INCOME
(In millions - preliminary and unaudited)

	Three Months Ended June 30, 2009
				Consumer
	Functional	Water	Performance	Markets		Unallocated
	Ingredients	Technologies	Materials	(Valvoline)	Distribution	& Other	Total
OPERATING INCOME
Severance	$-	$-	$(1)	$-	$(3)	$-	$(4)
Accelerated depreciation	-	-	(9)	-	-	-	(9)
Joint venture plant closing costs	-	-	(3)	-	-	-	(3)
All other operating income	24	31	8	95	6	4	168
	$24	$31	$(5)	$95	$3	$4	$152